Exhibit 99.1
UTi Worldwide Inc.’s condensed consolidated unaudited income statement for the fiscal year ended January 31, 2007 (fiscal 2007), as previously reported and as adjusted to give affect to the restatement of the consolidated financial statements for fiscal 2007, is as follows:
UTi Worldwide Inc.
Condensed Consolidated Income Statement (unaudited)
(in thousands, except share and per share amounts)

	Year Ended January 31, 2007
	As Previously	As Adjusted
	Reported	For Errors
Gross revenue	$3,561,365	$3,561,365
Freight consolidation costs	2,336,905	2,338,553

Net revenue	1,224,460	1,222,812
Staff costs	642,962	642,962
Depreciation and amortization	33,422	33,422
Amortization of intangible assets	8,005	8,005
Other operating expenses	381,476	383,502

Operating income	158,595	154,921
Interest income	8,154	8,154
Interest expense	(23,309)	(23,439)
Other income	435	(565)

Pretax income	143,875	139,071
Provision for income taxes	32,105	31,729

Income before minority interests	111,770	107,342
Minority interests	(3,831)	(3,831)

Net income	$107,939	$103,511

Basic earnings per share	$1.11	$1.06
Diluted earnings per share	$1.08	$1.04
Number of weighted average shares used for per share calculations:
Basic shares	97,431,383	97,431,383
Diluted shares	99,561,963	99,561,963

     The following table sets forth the adjustments to the condensed consolidated unaudited income statement for the period indicated as a result of the restatement:

Year Ended
January 31,
2007
Net revenue	1,648
Other operating expenses	2,026

Operating income	(3,674)
Interest expense	130

Other income	(1,000)

Pretax income	(4,804)
Provision for income taxes	376

Net income	$(4,428)

Earnings per share, restated
Basic earnings per share	$1.06
Diluted earnings per share	$1.04

Earnings per share, previously stated
Basic earnings per share	$1.11
Diluted earnings per share	$1.08